Exhibit 99.1

Investor Contact:	Media Contact:
Garen Sarafian	Katie Savastano
ir@bauschhealth.com	corporate.communications@bauschhealth.com
(877) 281-6642 (toll free)	(908) 541-3785

Bausch Health Announces Pricing of Upsized Private Offering of Senior Secured Notes
LAVAL, QC, March 25, 2025 — Bausch Health Companies Inc. (NYSE: BHC)(TSX: BHC) (the “Company” or “Bausch Health”) today announced that it has priced its previously announced offering (the “Offering”) of $4.4 billion aggregate principal amount of 10.000% senior secured notes due 2032 (the “Notes”) through its indirect wholly-owned subsidiary, 1261229 B.C. Ltd. (the “Issuer”), a company incorporated under the laws of British Columbia, Canada (the “Issuer”) that, at the closing of the transactions will be a non-guarantor restricted subsidiary under the indentures that govern the Company’s existing senior notes. The Offering was upsized from an initial offering size of $4.0 billion aggregate principal amount. The Offering is expected to close on April 8, 2025, subject to the satisfaction of customary closing conditions.
As previously announced, the Company, through the Issuer, is also seeking to enter into new senior secured credit facilities that are expected to consist of (i) a $500 million 5-year senior secured revolving credit facility (the “New Revolving Facility”) and (ii) a $3.0 billion 5.5-year senior secured term loan B facility (the “New Term Loan Facility” and, together with the New Revolving Facility, the “New Senior Secured Credit Facilities”). The size of the New Term Loan Facility was reduced from $3.4 billion to $3.0 billion. The New Senior Secured Credit Facilities are expected to be entered into concurrently with the closing of the Offering.
The Company intends to use the proceeds from the Offering, together with the borrowings under the New Term Loan Facility, (i) to repay in full and terminate the Company’s existing credit agreement, (ii) to redeem all of its 5.500% Senior Secured Notes due 2025, 9.000% Senior Notes due 2025, 6.125% Senior Secured Notes due 2027, 5.750% Senior Secured Notes due 2027 and its indirect subsidiary’s 9.000% Senior Secured Notes due 2028 (collectively, the “Existing Notes”), (iii) to pay related fees, premiums and expenses and (iv) for general corporate purposes.
The Notes will be (i) secured, subject to customary limitations, by a first priority lien on substantially all assets of the Issuer, including a pledge of its 52.5% equity interest in Bausch + Lomb and (ii) guaranteed by (x) the Company and subsidiaries of the Company that guarantee the Company’s existing senior notes, with such guarantees secured by the assets of such guarantors, subject to customary limitations, by a first-priority lien that will rank pari passu with the liens securing the Company’s existing first-lien senior secured notes and the New Senior Secured Credit Facilities and (y) certain subsidiaries of the Company that do not guarantee the Company’s existing senior notes, with such guarantees secured by the assets of such guarantors, subject to customary limitations, by a first-priority lien that will rank pari passu with the liens securing the New Senior Secured Credit Facilities.
The redemption of the Existing Notes is conditioned upon the closing of debt financing transactions satisfactory to the Company prior to the applicable redemption dates (which redemption dates may be delayed in the Company’s sole discretion if this condition is not satisfied, pursuant to the terms of the indentures governing the Existing Notes). The Company expects to satisfy this condition with the completion of the Offering and the closing of the New Senior Secured Credit Facilities. The Company intends to discharge the applicable indentures governing each of the Existing Notes to the extent any such Existing Notes are not redeemed on the closing date of the Offering and the New Senior Secured Credit Facilities. This announcement does not constitute an offer to purchase or the solicitation of an offer to sell the Existing Notes.
The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act that are also qualified purchasers within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended, and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in Canada will be made on a basis, which is exempt from the prospectus requirements of such securities laws.
This press release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About Bausch Health
Bausch Health Companies Inc. (NYSE:BHC)(TSX:BHC) is a global, diversified pharmaceutical company enriching lives through our relentless drive to deliver better health care outcomes. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neurology, dermatology, dentistry, aesthetics, international pharmaceuticals and eye health, through our controlling interest in Bausch + Lomb Corporation. Our ambition is to be a globally integrated healthcare company, trusted and valued by patients, HCPs, employees and investors.
Forward-Looking Statements About Bausch Health
This news release may contain forward-looking statements within the meaning of applicable securities laws, including the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of the words "will," "anticipates," "hopes," "expects," "intends," "plans," "should," "could," "would," "may," "believes," "subject to" and variations or similar expressions. These statements are neither historical facts nor assurances of future performance, are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the Company can offer no assurance that the separation (including a potential sale of Bausch + Lomb) will occur on terms or timelines acceptable to the Company or at all, or as to the ultimate composition of any near-term financing activities, including the proposed use of proceeds therefrom, whether the conditions precedent to the redemption of the Existing Notes will occur, or as to the Offering, and our ability to close such Offering, the entry into the New Senior Secured Credit Facilities, and details thereof. Actual results are subject to other risks and uncertainties that relate more broadly to Bausch Health's overall business, including those more fully described in Bausch Health's most recent annual and quarterly reports and detailed from time to time in Bausch Health's other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements to reflect events, information or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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